Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of ATP Oil & Gas Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that the foregoing Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002:

1)	fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, fairly represents, in all material respects, the financial condition and the results of operations of the Company.

Date: November 13, 2002	By:	/s/ T. Paul Bulmahn T. Paul Bulmahn Chairman, Chief Executive Officer and President

Date: November 13, 2002	By:	/s/ Albert L. Reese, Jr. Albert L. Reese, Jr. Senior Vice President and Chief Financial Officer